UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

AIKIDO PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2021, AIkido Pharma Inc. (the “Company”), entered into an amended and restated underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC, as representative to the underwriters named therein (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter in an underwritten public offering (the “Offering”) an aggregate of 46,875,000 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”). Each share of Common Stock is being offered and sold to the public for a public offering price of $1.60 per share, before underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company also granted to the Underwriter an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to an additional 7,031,250 shares of Common Stock to cover over-allotments, if any.

The Company intends to use the aggregate net proceeds of the offering primarily for working capital and general corporate purposes. The Company received gross proceeds of approximately $75,000,000 before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering is expected to close on or about February 19, 2021 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain officers and directors of the Company have entered into “lock-up” agreements, subject to certain exceptions, with the Underwriter that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 30 days from the date of the Underwriting Agreement.

The Offering was made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying prospectus (Registration No. 333-238172) filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2020 and declared effective by the SEC on June 18, 2020, as supplemented by prospectus supplement filed with the SEC on February 18, 2021.

In connection with the Offering, the Company will issue the Underwriter warrants (the “Underwriter’s Warrants”) to purchase up to 3,750,000 shares of Common Stock, or 8% of the Shares sold in the Offering. The Underwriter’s Warrants will be exercisable for a period of five years from the Closing Date at an exercise price of $2.00 per share, subject to adjustment.

Copies of the Underwriting Agreement and Form of Underwriter’s Warrant are attached as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement and the Form of Underwriter’s Warrant does not purport to be complete and is qualified in its entirety by reference to such exhibits, which are incorporated by reference. A copy of the legal opinion of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the shares of Common Stock being sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC, including the prospectus supplement.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 8.01 Other Events.

On February 16, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	TitTitle of Document

1.1	Amended and Restated Underwriting Agreement by and between the Company and H.C. Wainwright & Co., LLC, dated February 16, 2021
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Underwriter’s Warrant
99.1	Press release dated February 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA INC.

	By:	/s/ Anthony Hayes
	Name: Title:	Anthony Hayes Chief Executive Officer
Dated: February 18, 2021

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